Exhibit 99.1

FOR IMMEDIATE RELEASE

For Release: September 11, 2012

Contacts:

Ling Wang Banking & Investor Relations investorrelations@nrucfc.coop 800-424-2954	Brad Captain Corporate Communications publicrelations@nrucfc.coop 800-424-2954

National Rural Utilities Cooperative Finance Corporation Announces Refinancing of Debt through Exchange Offer

Offer to Exchange up to $300 Million Principal Amount of its 8.00% Medium Term Notes, Series C, Due 2032

Dulles, Va. – National Rural Utilities Cooperative Finance Corporation (“CFC”) (NYSE: NRU, NRC) announced today that it has commenced an exchange offer to certain eligible holders (the “Exchange Offer”) for up to $300 million aggregate principal amount of its 8.00% Medium Term Notes, Series C, due 2032 (the “Old Notes”), for consideration of Collateral Trust Bonds due November 1, 2032 (the “New Bonds”) and cash. An eligible holder is a holder of Old Notes who has certified in an eligibility letter certain matters to CFC, including its status as a “qualified institutional buyer” as defined in Rule 144A under the Securities Act or who is a person other than a “U.S. person” as defined in Rule 902 under the Securities Act (the “Eligible Holders”). CFC commenced the Exchange Offer to improve its overall cost of funding.

Details Regarding the Exchange Offer

The consideration offered in the Exchange Offer will be determined based on the yield to maturity of the U.S. Treasury reference security specified in the table below (the “UST Reference Security”) plus a spread determined using a modified “Dutch Auction,” all as more fully described in the Offer to Exchange dated September 11, 2012 (the “Offering Memorandum”) and related Letter of Transmittal. Eligible Holders of Old Notes who validly tender and do not validly withdraw on or before 5:00 p.m., New York City time, on September 24, 2012, subject to any extension by CFC, (the “Early Participation Date”) will be eligible to receive the total consideration (the “Total Exchange Consideration”), which includes an early participation amount equal to $30 per $1,000 principal amount of Old Notes (the “Early Participation Amount”). Eligible Holders of Old Notes who tender after the Early Participation Date but on or prior to the expiration date, which is 12:00 midnight, New York City time, on October 9, 2012 (the “Expiration Date”), will be eligible to receive only the exchange consideration (“Exchange Consideration”), namely the Total Exchange Consideration less the Early Participation Amount. Tendered Old Notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on September 24, 2012, unless extended by us (such date and time, as the same may be extended, the “Withdrawal Date”) but not thereafter. Old Notes tendered after the Withdrawal Date may not be withdrawn. Acceptance of validly tendered Old Notes may be subject to proration as described in the Offering Memorandum.

Each Eligible Holder tendering Old Notes in the Exchange Offer must specify the maximum spread (the “Bid Spread”) in excess of the Reference Yield that such eligible holder would be willing to accept as the basis for determining the Total Exchange Consideration payable in exchange for each $1,000 principal amount of Old Notes the Eligible Holder chooses to validly tender in the Exchange Offer that is not less than the minimum spread of 112.5 basis points or greater than the maximum spread of 137.5 basis point as set forth in the table below, provided that Eligible Holders who validly tender Old Notes without specifying a Bid Spread will be deemed to have specified the maximum spread (lowest Old Notes price) as set forth in the table below as their Bid Spread.

	Outstanding Principal Amount	Early Participation Amount (1)	Bloomberg Reference Page
Security/CUSIP Number
8.00% Medium Term Notes, Series C, due 2032/637432CT0	$1,000,000,000	$30	FIT1

Acceptable Bid Spread Range (in basis points)		Reference Treasury Security	Composition of Total Exchange Consideration
Minimum Spread	Maximum Spread		New Bonds	Cash
112.5	137.5	3.000% U.S. Treasury Note due May 15, 2042	74%	26%

(1)	Per $1,000 principal amount of Old Notes accepted for exchange.

The Total Exchange Consideration and the Exchange Consideration will be payable in cash and New Bonds in accordance with the terms and conditions set forth in the Offering Memorandum. Acceptance of validly tendered Old Notes may be subject to proration as described in the Offering Memorandum. In addition, Eligible Holders who validly tender Old Notes that are accepted for exchange by us will receive a cash payment representing Accrued Interest for those Old Notes exchanged in the Exchange Offer.

The New Bonds to be issued in the Exchange Offer have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the New Bonds may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

The Exchange Offer is conditioned upon certain conditions described in the Offering Memorandum. CFC expressly reserves the right, at its sole discretion, subject to applicable law, to terminate the Exchange Offer at any time prior to the Expiration Date. CFC’s obligation to accept for exchange, and to exchange, any Old Notes validly tendered pursuant to the Exchange Offer is subject to there being validly tendered and not validly withdrawn on or prior to the Expiration Date an aggregate principal amount of Old Notes such that at least $250 million aggregate principal amount of New Bonds shall be issued.

The Exchange Offer is only made, and copies of the documents relating to the Exchange Offer will only be made available, to the Eligible Holders. Documents relating to the Exchange Offer will only be distributed to holders of the Old Notes that complete and return a letter of eligibility confirming that they are Eligible Holders. Holders of the Old Notes that desire a copy of the eligibility letter may contact D.F. King & Co., Inc., the information agent for the Exchange Offer, by calling toll-free (800) 488-8075 or collect (212) 269-5550 (banks and brokerage firms) or by e-mail at NRUCFC@dfking.com.

This press release does not constitute an offer to sell or purchase, or a solicitation of offer to sell or purchase, or the solicitation of tenders or consents with respect to, the Old Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Exchange Offer is being made solely pursuant to the Offering Memorandum and the related Letter of Transmittal made available to eligible holders of the Old Notes.

Forward-Looking Statements

This press release, including the information incorporated by reference herein, contains forward-looking statements about CFC, including those related to the offering of New Bonds and whether or not CFC will consummate the Exchange Offer. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projection, including statements about loan volume, the adequacy of the loan loss allowance, operating income and expenses, leverage and debt-to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance could materially differ. Factors that could cause future results to vary from current expectations include, but are not limited to, general economic conditions, legislative changes including those that could affect our tax status, governmental monetary and fiscal policies, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, regulatory and economic conditions in the rural electric industry, non-performance of counterparties to our derivative agreements and the costs and effects of legal or governmental proceedings involving CFC or its members. Some of these and other factors are discussed in our annual and quarterly reports previously filed with the Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect new information, future events or changes in expectations after the date on which the statement is made.